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                                                                    Exhibit 23.2




                                  CONSENT OF
                             INDEPENDENT AUDITORS


        We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated July 8, 1994 which appears in the Annual Report on Form 10-K for the fiscal year ended May 31, 1994 of RPM, Inc. and of our report on the Financial Statement Schedules which appears in such Annual Report on Form 10-K. We also consent to the reference to our firm made under the heading "EXPERTS" in the Prospectus.


                                               /S/  CIULLA STEPHENS & CO.
                                                  --------------------------
                                                    CIULLA STEPHENS & CO.




Cleveland, Ohio
July 28, 1995